                                                       Exhibit 3.2



                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                              HANOVER DIRECT, INC.


                    (Pursuant to Section 242 of the General
                   Corporation Law of the State of Delaware)

               _________________________________________________


                 The undersigned hereby certifies as follows:

                 1.       That he is President of HANOVER DIRECT, INC.

                 2. That the Certificate of Incorporation was filed with the Secretary of the State of Delaware on the 15th day of April, 1993.

                 3. That the amendment to the Certificate of Incorporation as set forth herein and recommended by the Board of Directors was duly adopted in accordance with Sections 228 and 242 of the General Corporation Law of the State of Delaware.

         RESOLVED: That the first paragraph of ARTICLE FOURTH be amended as follows:

                 FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is 168,172,403 shares, of which 40,000 shares shall be class B 8% cumulative preferred stock, par value $.01 per share and stated value of $1,000 per share (the "Class B Preferred"), 861,900 shares shall be shares of 7.5% cumulative convertible preferred stock, par value $.01 and stated value of $20.00 per share (the "7.5% Preferred"), 5,000,000 shares shall be shares of additional preferred stock, par value $.01 per share (the "Additional Preferred Stock"), 150,000,000 shares shall be shares of common stock, par value $.66-2/3 per share (the "Common Stock"), and 12,270,503 shares shall be shares of class B common stock, par value $.01 per share (the "Class B Common Stock").

         RESOLVED:  That the following paragraph be added to the end of ARTICLE
         FOURTH:

                 4.       Additional Preferred Stock

                 (a) The Additional Preferred Stock may be issued from time to time in one or more series, with such distinctive designation or title and in such number of shares as may be fixed by resolution of the Board of Directors without further action by stockholders. The Board of Directors is expressly granted authority to establish, by resolution or resolutions adopted before the issuance of any shares of a particular series of Additional Preferred Stock, the powers, preferences and rights of each series and the qualifications, limitations or restrictions thereof, including but not limited to the following:

                 (i) The voting powers, full, special or limited, or no voting powers, of such series of Additional Preferred Stock;

                 (ii) The rate, terms and conditions on which dividends, if any, shall be paid, whether such dividends will be cumulative and what preference such dividends have in relation to the dividends on other series or classes of stock;

                 (iii) The rights, terms and conditions, if any, for conversion of such series of Additional Preferred Stock into shares of other series or classes of stock;

                 (iv) Any right of the Corporation to redeem the shares of such series of Additional Preferred Stock, and the price, time and conditions of such redemption, including the provisions for any sinking fund; and

                 (v) The rights of holders of such series of Additional Preferred Stock upon liquidation, distribution of assets, consolidation or sale of assets by the Corporation.

                 (b) Unless the Board of Directors otherwise provides in the resolution establishing a series of Additional Preferred Stock, upon repurchase of the Corporation, redemption or conversion, the shares of Additional Preferred Stock shall revert to authorized but unissued shares and may be reissued as shares of any series of Additional Preferred Stock.

                 (c) In case the stated dividends and the amounts payable on liquidation are not paid in full, each share of any series of Additional Preferred Stock shall share ratably with each other share of any series of Additional Preferred

Stock, but not with any shares of Common Stock, (a) in the payment of dividends, including cumulations, if any, in accordance with the sums which would be payable on such share if all dividends were declared and paid in full and (b) in any distribution of assets other than by way of dividends, in accordance with the sums which would be payable in such distribution if all sums payable were discharged in full.

                 (d) The holders of Additional Preferred Stock shall be entitled to receive when and as declared by the Board of Directors, but only out of assets legally available for the payment of dividends, cash dividends at the annual rate of each series fixed by the Board of Directors at the time of the original authorization of the issue of the shares of such series.

                 (e) So long as any share of Additional Preferred Stock shall be outstanding, the Corporation shall not declare, pay or set apart for payment any dividends (other than dividends payable in Common Stock) on the Common Stock, make any other distributions on the Common Stock, or redeem, purchase or otherwise acquire for consideration or permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any Common Stock unless all accrued dividends of the Additional Preferred Stock of all series, including any unpaid cumulative dividends thereon, but without interest, shall have been paid and full dividends thereon for the then current dividend period shall have been paid or declared, and a sum sufficient for the payment thereof set apart. Notwithstanding the foregoing, the Corporation may at any time redeem, purchase or otherwise acquire shares of Common Stock in exchange for, or out of the net proceeds from the sale of other use of, other shares of Common Stock.

                 (f) In the event of a liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, but before any distribution or payment shall be made to the holders of the Common Stock, the holders of each series of Additional Preferred Stock shall be entitled to be paid in cash the applicable liquidation price per share fixed at the time of the original authorization of shares of such series and, in the case of each share of Additional Preferred Stock having cumulative dividend rights, an amount equal to all dividends (whether or not earned or declared) accrued and unpaid thereon, but without interest, to the date fixed for such distribution or payment.

                 IN WITNESS WHEREOF, Hanover Direct, Inc. has caused this Certificate of Amendment of the Certificate of Incorporation to be signed on its behalf by Edward J. O'Brien, the Senior Vice President, and attested by Michael P. Sherman, the Secretary, this 19th day of January, 1994.


                                        HANOVER DIRECT, INC.


                                        By:/s/ Edward J. O'Brien
                                           ---------------------
                                           Edward J. O'Brien
                                           Senior Vice President


Attest:


By:/s/ Michael P. Sherman
   ----------------------
   Michael P. Sherman
   Secretary

                           CERTIFICATE OF DESIGNATION

                                       OF

                SERIES A CONVERTIBLE ADDITIONAL PREFERRED STOCK

                                       OF

                              HANOVER DIRECT, INC.

                       __________________________________

                        (Pursuant to Section 151 of the
               General Corporation Law of the State of Delaware)

                      ___________________________________


                 Hanover Direct, Inc., a corporation organized and existing under the laws of Delaware (the "Corporation"), does hereby certify that, pursuant to authority conferred on the Board of Directors of the Corporation by the Certificate of Incorporation of the Corporation and in accordance with
Section 151 of the General Corporation Law of the State of Delaware, the Board of Directors of the Corporation adopted the following resolution establishing and creating a series of 234,900 shares of additional preferred stock, par value $.01 per share, of the Corporation designated as "Series A Convertible Additional Preferred Stock":

                          RESOLVED, that pursuant to the authority conferred on the Board of Directors of the Corporation by the Certificate of Incorporation, a series of additional preferred stock, par value $.01 per share, of the Corporation is hereby established and created, and that the designation and number of shares and the voting and other powers, preferences and relative, participating, optional or other rights of the shares of such securities, and the qualifications, limitations and restrictions thereof, are as follows:

                 Series A Convertible Additional Preferred Stock

                 (a) Designation and Amount. There shall be a series of additional preferred stock, par value $.01 per share (the "Additional Preferred Stock"), designated as "Series A Convertible Additional Preferred Stock," and the number of shares constituting such series shall be 234,900, each share having a stated value upon issuance of $10.00. Such series is referred to herein as the "Series A Preferred."

                 (b) Rank. As to payment of dividends and as to distributions of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, all shares of Series A Preferred shall rank prior to all of the Corporation's Common Stock, par value $.66-2/3 per share (the "Common Stock"), and Class B Common Stock, par value $.01 per share, shall rank equal to any other hereinafter issued series of Additional Preferred Stock and shall be subordinate to all of the Corporation's 7.5% cumulative convertible preferred stock, par value $.01 and stated value of $20 per share (the "7.5% Preferred"), and the class B 8% cumulative preferred stock, par value $.01 per share and stated value of $1,000 per share (the "Class B Preferred").

                 (c) Dividends. The holders of record of shares of the Series A Preferred shall be entitled to receive dividends, out of funds legally available therefor, at a rate of 6% of the stated value per annum. Dividends on the Series A Preferred shall commence to accrue on September 30, 1993, and shall accrue cumulatively and be added to the stated value on a daily basis whether or not earned or expressly declared by the Board of Directors.

                 (d) Liquidation Preference. In the event of any distribution of assets upon any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of the Corporation, the holder of each share of the then outstanding Series A Preferred shall be entitled to receive out of the assets of the Corporation, whether such assets are capital, surplus or earnings, an amount equal to the then stated value of each share of Series A Preferred, before any payments or distributions are made to, or set aside for, any other equity security of the Corporation other than the holders of the 7.5% Preferred, the Class B Preferred and any other series of Additional Preferred Stock. If the assets of the Corporation are insufficient to pay such amounts in full, then the entire assets of the Corporation shall first be distributed to the holders of the 7.5% Preferred and the Class B Preferred and then, pro rata, to the holders of shares of Additional Preferred Stock. Neither a consolidation, merger or other business combination of the Corporation with or into another corporation or other entity nor a sale or transfer of all or part of the Corporation's assets for cash, securities or other property shall be considered a liquidation, dissolution or winding up of the Corporation for purposes of this paragraph (d).

                 (e) Conversion. On September 30, 1994, each holder of the Series A Preferred shall automatically, without any action being required on the part of such holder, have one-third of each such holders holdings of Series A Preferred (the "First Conversion Allotment") converted into a number of shares of Common Stock of the Corporation determined by dividing the then stated value of the shares by the Conversion Price. On September 30, 1995, each holder of the Series A Preferred shall automatically, without any action being required on the part of such holder, have one-half of each such holders holdings of Series A Preferred (the "Second Conversion Allotment") converted into a number of shares of Common Stock determined by dividing the then stated value of the shares by the Conversion Price. On September 30, 1996, all shares of the Series A Preferred that remain outstanding (the "Final Conversion Allotment") shall automatically, without any action being required on the part of the holders thereof, be converted into a number of shares of Common Stock determined by dividing the then stated value of the shares by the Conversion Price. Each of September 30, 1994, September 30, 1995 and September 30, 1996 is referred to herein as a "Conversion Date." The "Conversion Price" shall be an amount equal to the average of the per-share closing prices (regular way) for a round lot of the Common Stock on the American Stock Exchange (or, if the Common Stock is then not listed for trading on the American Stock Exchange, such other exchange or system on which the Common Stock shall from time to time be traded) on each of the five trading days immediately preceding a Conversion Date.

                 Promptly upon the occurrence of a Conversion Date, the Corporation, or its stock transfer agent at the direction of the Corporation, shall give notice by first class mail, postage prepaid, to each holder of record on the Conversion Date of the Series A Preferred at such holder's address as it shall appear upon the stock transfer books of the Corporation. Each such notice of conversion shall specify the Conversion Date and the number of shares of Common Stock into which such shares of Series A Preferred have been converted, and be accompanied by certificates representing the number of full shares of Common Stock into which such Series A Preferred has been converted, registered in the same name and address in which such Series A Preferred is then registered, and any cash adjustment in lieu of fractional shares as hereinafter provided.

                 Any notice that is mailed as herein provided shall be conclusively presumed to have been duly given, whether or not the holder of the Series A Preferred receives such notice; and failure to give such notice by mail, or any defect in such notice, to the holders of any of the shares of outstanding Series A Preferred shall not affect the validity of the proceedings for the conversion of any of the shares of Series A Preferred. Within 5 days following receipt of such notice, holders of shares of Series A

Preferred shall surrender the certificate or certificates for such shares of Series A Preferred at the office of the Corporation or the Corporation's stock transfer agent, which certificate or certificates, if the Corporation shall so require, shall be duly endorsed to the Corporation or in blank, or accompanied by proper instruments of transfer to the Corporation or in blank.

                 Subject to the provisions hereof, such conversion shall be deemed to have been made as of the Conversion Date, and the person or persons entitled to receive the Common Stock deliverable upon conversion of such Series A Preferred shall be treated for all purposes as the record holder or holders of such Common Stock on such date.

                 No fractional shares or scrip representing fractional shares of Common Stock shall be issued upon conversion of Series A Preferred. If more than one certificate representing shares of Series A Preferred shall be surrendered for conversion at one time by the same holder, the number of full shares issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Series A Preferred so surrendered. Instead of any fractional share of Common Stock that would otherwise be issuable upon conversion of any shares of Series A Preferred, the Corporation will pay a cash adjustment in respect of such fractional interest in an amount equal to the same fraction of the Conversion Price per share of Common Stock.

                 The Corporation shall at all times receive and keep available, out of its authorized and unissued stock, solely for the purpose of affecting the conversion of the Series A Preferred, such number of shares of its Common Stock free of preemptive rights as shall from time to time be sufficient to effect the conversion of all shares of Series A Preferred from time to time outstanding. The Corporation shall from time to time, in accordance with the laws of the State of Delaware, increase the authorized number of shares of Common Stock if at any time the number of shares of Common Stock not outstanding shall not be sufficient to permit the conversion of all the then outstanding shares of Series A Preferred.

                 The Corporation will pay any and all issue or other taxes that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of any shares of Series A Preferred. The Corporation shall not, however, be required to pay any tax that may be payable in respect of any transfer involved in the issue or delivery of Common Stock (or other securities or assets) in a name other than that in which the shares of Series A Preferred so converted were registered, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Corporation the amount of such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

                 (f) Redemption. The Corporation shall have the right to redeem the First Conversion Allotment at any time prior to September 20, 1994, the Second Conversion Allotment at any time prior to September 20, 1995 and the Final Conversion Allotment at any time prior to September 20, 1996 at the liquidation value (initial stated value plus all accrued but unpaid dividends) of such shares payable in cash. In the event the Corporation shall redeem any such shares of Series A Preferred, notice of such redemption shall be given by first-class mail, postage prepaid, mailed not less than 10 days nor more than 30 days prior to the redemption date (the "Redemption Date"), to each holder of record of the shares to be redeemed at such holder's address as the same appears on the stock register of the Corporation; provided, however, that no failure to mail such notice nor any defect therein shall affect the validity of the proceeding for the redemption of any shares of Series A Preferred to be redeemed except as to the holder to whom the Corporation has failed to mail said notice or except as to the holder whose notice was defective. Each such notice shall state: (i) the Redemption Date, (ii) the redemption price, (iii) the place or places where certificates for such shares are to be surrendered for payment of the redemption price, and (iv) that dividends on the shares to be redeemed will cease to accrue on the day following the Redemption Date unless the Corporation defaults in making payment of the redemption price.

                 Upon the Redemption Date, the holders of the Series A Preferred shares which are to be redeemed (the "Redemption Shares") shall deliver certificates for their shares to the Corporation against payment of the redemption price. Unless the Corporation shall default in the making of such payment, dividends shall cease to accrue on the Redemption Shares on the day following the Redemption Date whether or not the certificates therefor are delivered to the Corporation.

                 (g) Voting Rights. The holders of the Series A Preferred shall not have any voting rights except as may be required by law.

                 (h) Status of Acquired Shares. Shares of Series A Preferred received by the Corporation pursuant to paragraphs (e) or (f) hereof, or otherwise acquired by the Corporation, will be restored to the status of authorized and unissued shares of Additional Preferred Stock, without designation as to series, and may thereafter be issued, but not as shares of Series A Preferred.

                 (i) Preemptive Rights. The Series A Preferred is not entitled to any preemptive or subscription rights in respect of any securities of the Corporation.

                 IN WITNESS WHEREOF, Hanover Direct, Inc. has caused this Certificate of Designation of Series A Convertible Additional Preferred Stock to be signed on its behalf by Edward J. O'Brien, the Senior Vice President, and attested by Michael P. Sherman, the Secretary, this 19th day of January, 1994.


                                        HANOVER DIRECT, INC.


                                        By:/s/ Edward J. O'Brien
                                           ---------------------
                                           Edward J. O'Brien
                                           Senior Vice President


Attest:


By:/s/ Michael P. Sherman
   ----------------------
   Michael P. Sherman
   Secretary

STATE OF New Jersey,      )
                          )  ss.
COUNTY OF Hudson.         )


                 On this 19th day of January, 1994, personally appeared before me, a notary public, EDWARD J. O'BRIEN, as Senior Vice President of Hanover Direct, Inc., personally known to me to be the person whose name is subscribed to the above instrument and who acknowledged that he executed the above instrument on behalf of the Corporation.


                                        Patricia Linda Williams
                                        Notary Public of New
                                        Jersey
                                        Commission expires Jan. 10, 1997




STATE OF New Jersey,      )
                          )  ss.
COUNTY OF Hudson.         )


                 On this    day of January, 1994, personally appeared before
me, a notary public, MICHAEL P. SHERMAN, as Secretary of Hanover Direct, Inc., personally known to me to be the person whose name is subscribed to the above instrument and who acknowledged that he executed the above instrument on behalf of the Corporation.


                                        Patricia Linda Williams
                                        Notary Public of New
                                        Jersey
                                        Commission expires Jan. 10, 1997